                       [John T. Boyd Company Letterhead]

                                                                    Exhibit 23.3




January 21, 2000



AES Eastern Energy L.L.P.
1001 North 19th Street
Arlington, VA  22209

Re: Independent Coal Consultant's Report

Ladies and Gentlemen:

         We consent to the use of our Pittsburgh Seam Market Study dated April 1, 1999 (the "Report") in the Prospectus (including any amendments or supplements thereto) relating to the offering of (a) 9.00% Pass Through Certificates, Series 1999-A and (b) 9.67% Pass Through Certificates, Series 1999-B of AES Eastern Energy, L.P. ("AES Eastern") constituting part of the registration statement on Form S-4 of AES Eastern (the "Prospectus"). In addition, we consent to the inclusion of the summary of the Report contained in the Prospectus.

         We also hereby consent to the reference to us as experts under the heading "Experts" in the Prospectus.

Yours Truly,

JOHN T. BOYD COMPANY


Robert M. Quinlan
Senior Vice President